As filed with the Securities and Exchange Commission on October 11, 2006

Commission File No. _______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

Form S-8

Registration Statement Under The Securities Act Of 1933

Signalife, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0441351 (I.R.S. Employer Identification No.)

350,000 common shares issued to Dr. Budimir Drakulic under the Signalife, Inc. 2002 Stock Plan

57,700 common shares issued to John Woodbury under the Signalife, Inc. 2002 Stock Plan

16,667 common shares issued to Willie Gault under the Signalife, Inc. 2002 Stock Plan

23,000 common shares issued to Erick Richardson under the Signalife, Inc. 2002 Stock Plan

7,426 common shares issued to Paul Taylor under the Signalife, Inc. 2002 Stock Plan

4,103 common shares issued to Jane Greene under the Signalife, Inc. 2002 Stock Plan

1,776 common shares issued to Tracy Jones under the Signalife, Inc. 2002 Stock Plan

3,063 common shares issued to Susan Keitt under the Signalife, Inc. 2002 Stock Plan

3,067 common shares issued to Claire LeFrance under the Signalife, Inc. 2002 Stock Plan

5,122 common shares issued to Kelly Mathews under the Signalife, Inc. 2002 Stock Plan

6,381 common shares issued to Rajiv Singh under the Signalife, Inc. 2002 Stock Plan

2,162 common shares issued to Dorothy Sosebee under the Signalife, Inc. 2002 Stock Plan

43,924 common shares available and reserved for prospective issuance under the Signalife, Inc. 2002 Stock Plan

(Full title of plan(s))

Pamela M. Bunes

President and Chief Executive Officer

Signalife, Inc.

531 South Main Street, Suite 301

Greenville, South Carolina 29601

(864) 233-2300

(Name and address of agent for service of process)

(Telephone number, including area code, of agent for service of process)

Copies to

John M. Woodbury, Jr., Esq.

7251 Owensmouth Ave, Suite 7

Canoga Park, California  91303

(818) 883-1767

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock	480,547	$ 1.96 (2)	$ 941,872.12	$ 100.76

Common stock (3)	43,924	$ 1.96 (2)	$ 86,091.04	$ 9.21
Total	524,471		$ 1,027,963.16	$ 109.97

(3)

Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.

(2)

Pursuant to Rule 457(h)(1) and 457(c), the filing fee is computed upon the basis of the average of the high and low prices reported by the American Stock Exchange as of the close of market on October 3, 2006.

(3)

Common shares issuable upon the prospective grant of awards under the Signalife, Inc. 2002 Stock Plan.

Reoffer Prospectus	480,547 Common Shares

Signalife, Inc.

This reoffer prospectus (the “prospectus”) relates to the prospective offer and sale by certain securities holders (the “selling shareholders”) of Signalife, Inc. (“Signalife” or the “company”) identified in this prospectus during the period in which the registration statement containing this prospectus is effective of up to 480,547 common shares held by those shareholders.

This prospectus may be utilized by each selling shareholder to sell his or her common shares offered for sale hereunder. Notwithstanding the foregoing, sales under this prospectus by each selling shareholder who is an affiliate may not exceed the amount specified in SEC Rule 144(e) during any three-month period so long as he or she is an affiliate of the company and the shares remain control stock and for so long as the company is not eligible to file a registration statement on form S-3.

This offering is not being underwritten.  The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  We will not receive any of the proceeds from those sales.

Our common shares trade on the American Stock Exchange, also called “AMEX”, under the trading symbol “SGN”.

______

An investment in the common shares offered for sale under this prospectus involves a high degree of risk.  You should purchase our securities only if you can afford losing your entire investment.
See “Risk Factors” beginning on page 2 of this prospectus.

______

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the  merits of that offering, or has determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

______

The date of this Prospectus is October 10, 2006

531 South Main Street, Suite 301, Greenville, South Carolina 29601

(864) 233-2300

TABLE OF CONTENTS
Page

THE COMPANY AND BUSINESS

1

RISK FACTORS

2

Risks Relating To An Investment In Our Securities

6

FORWARD-LOOKING STATEMENTS

10

USE OF PROCEEDS

10

SELLING SHAREHOLDERS

11

Relationship Of Selling Shareholders To The Company

11

Common Shares To Be Sold By Selling Shareholders

11

PLAN OF DISTRIBUTION

12

Method of Sales Under This Prospectus

12

Sales Outside Of This Prospectus

15

Sales Under This Prospectus By Successors-In-Interest

15

Compliance With State Securities Laws

16

Distribution Expenses And Proceeds of Sale

16

Other Matters

16

Termination

17

LEGAL MATTERS

17

MATERIAL CHANGES

17

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

18

INDEMNIFICATION OF DIRECTORS AND OFFICERS

18

WHERE YOU CAN FIND MORE INFORMATION

19

-i-

THE COMPANY AND BUSINESS

Signalife is a medical device company focused on researching and developing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Physiological signals are small bioelectrical signals generated by the body.

Our initial product line are heart monitor systems used to collect physiological data for electrocardiogram or “ECG” tests for the purpose of detecting and identifying cardiovascular disease.  The core component of our products is our battery-operated, digital 12-lead Model 100 Module, a compact device approximately 4 x 3.5 x 1.5 inches in size and 5.5 oz. in weight, that allows a patient’s heart to be continuously monitored over a period of 24 to 48 hours in a variety of settings—both non-ambulatory (stationary) and ambulatory (moving)—such as hospitals, surgeries, clinics, doctors’ offices, exercise and sports medicine clinics and laboratories.  The Model 100 Module contains both our proprietary patented “amplification” technology which acquires, processes and amplifies ECG signals, as well as Bluetooth technology which allows the acquired signals to be wirelessly transmitted to a personal computer for interpretation and storage by the physician.  Our Model 100 Module operates using a proprietary and patented “amplification” technology which provides the capability to enlarge and process the physiological signals to discriminate them from ambient or background electromagnetic noise and to facilitate the examination of the signal data for diagnostic purposes.

We have recently commenced commercial marketing of our first heart monitoring “system” using our Model 100 Module—the Fidelity 100 Monitor System.  This system is an integrated system in which our Model 100 Module collects, processes and amplifies ECG signals from that patient through a set of twelve electrode lead sets provided with the system, and then wirelessly transmits that signal to a nearby personal computer provided with the system.  The signals are then displayed on a computer monitor and can be printed on a printer provided with the system for analysis by the cardiologist.

We principally intend to sell the Fidelity 100 Monitor System as an integrated system containing all of the components—the Model 100 Module, electrode lead sets, and a personal computer with monitor and printer, which could either be in a desk top or laptop configuration.  The Model 100 Module and our proprietary ECG printing software may also be sold separate from the other components to physicians who prefer to use their own personal computers systems. As a result of these variables, the Fidelity 100 Monitor System will be offered in many different configurations.

The Fidelity 100 Monitor System is principally used for clinical (resting) and in-patient ambulatory applications.  For example, ECG data may be instantaneously acquired, processed, amplified and transmitted to the personal computer for analysis in stationary settings, such as while conducting ECG tests in resting or in-patient ambulatory settings or during surgeries.

We are marketing our Fidelity 100 Monitor System in the United States through both our internal sales and marketing staff and through Rubbermaid Inc. (“Rubbermaid”), a subsidiary of Newell Rubbermaid Inc., pursuant to the terms of a Sales and Marketing Services Agreement entered into on March 26, 2006.  The initial term of the agreement is for one year, and may be renewed by Rubbermaid on an annual basis for up to nine additional years, subject to satisfaction of modest performance benchmarks and other conditions.  Under this agreement, Rubbermaid will, at its cost, put together a national sales force to market the Fidelity 100 Monitor System, and will also advertise and otherwise vigorously promote these products in medical literature, at trade shows, and through other mechanisms as set forth in the agreement.  This marketing arrangement may be extended to international sales or other parties upon the mutual consent of both parties.  In compensation for these services, Rubbermaid will receive 35% of net product sales, as defined in the agreement.  Signalife will, in turn, handle all product manufacturing, fulfillment and product servicing functions.

We are also completing development of an ambulatory Holter device (the “Signalife Holter Monitor”), which also operates using our Model 100 Module as its core component, and which will also be marketed in the United States by Rubbermaid. This device acquires, processes, amplifies and stores ECG data relating to arrhythmia and other transient heart disease over a period of 24 to 48 hours while the patient carries out his or her daily activities away from the physicians’ office or hospital.  The signal data can be either stored on a storage chip contained in the device and downloaded by the physician at a later date when the patient returns to the physician’s office, or transmitted to a patient monitoring center that will forward the data or otherwise make it available to the physician over the Internet.  Although we have developed a production version of the Signalife Holter Monitor, we are still conducting physician preference testing studies on selected features of that device, and anticipate that we will make some minor modifications to that design before we commence marketing the product.  We anticipate that we will complete final product modification activities and introduce the final Signalife Holter Monitor to market in the first quarter of fiscal 2006.  In the interim, physicians could use the Model 100 Module contained in the Fidelity 100 Monitor System in out-patient ambulatory settings should they choose to do so, although it would not have all of the features we would otherwise suggest for out-patient applications.

We are also developing several other products for the heart monitoring market, including an intracardiac monitor, a non-prescription over-the-counter cardiac monitor, and a prescription event recorder.

As of October 4, 2006, we had issued and outstanding 39,877,297 shares of common stock, 113,578 shares of series ‘A’ convertible preferred stock, and stock purchase options and warrants entitling the holders to purchase up to 10,472,818 and 179,292 shares of common stock and series ‘A’ convertible preferred stock, respectively.  We sometime refer to these securities in this prospectus as “common shares” and “series ‘A’ preferred shares”, respectively.

Our common shares are currently quoted on the American Stock Exchange or “AMEX” under the symbol “SGN.”

Our corporate offices are located at 531 South Main Street, Suite 301,Greenville, South Carolina 29601.  Our telephone number is (864) 233-2300.

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect our business, operating results and financial condition.  In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment.  In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Our limited operating history will make it difficult for you to predict our future operating results and to otherwise assess or predict the likelihood of our business success.

To date, we are a development stage company principally engaged in research and development, organizational and startup activities which has only recently introduced our first heart monitoring product, the Fidelity 100 Monitor System, to market in March 2006.  Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success in considering an investment in our company.  Risks and issues inherent in the establishment and expansion of a new business enterprise which we face include, among others, problems of entering new markets, marketing new technologies, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls.  As a development stage company, we are also subject to risks and or levels of risk that are often greater than those encountered by companies with established operations and relationships.  Development stage companies often require significant capital from sources other than operations.  Since we are a start-up business, our management and employees will shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business.  We cannot give you any assurance that we will successfully address these risks.  Our prospects must be considered speculative, which may limit our ability to encourage further investment in our company.

We have no sales revenues to date and have accumulated losses since our inception.  Our continued inability to generate revenues and profits could cause us to go out of business.

We have incurred cumulative net losses before preferred dividends available to common shareholders in the amount of $26,463,626 from our inception through June 30, 2006.  We have only recently introduced our first heart monitoring product, the Fidelity 100 Monitor System, to market in March 2006, and have minimal sales revenues to date.  We project that we will not be cash flow positive based solely on projected sales and service revenues less manufacturing, general and administrative, marketing expenses and other operating costs for an indefinite period of time.  We anticipate that we will continue to incur substantial operating losses for the foreseeable future, notwithstanding any anticipated revenues we may receive in the near future.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

As noted in the prior risk factor, we commenced commercial marketing of our first heart monitoring product, the Fidelity 100 Monitor System, in March 2006, and further anticipate that after such introduction we will continue to be cash flow negative due to our costs exceeding our revenues for an indefinite period of time.  We believe that our currently available working capital will be sufficient to continue our business for at least the next twelve months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.  For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register.  If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

Our products are highly regulated. We will not be able to introduce our products to market if we cannot obtain the necessary regulatory approvals.  If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.  Our failure to receive the regulatory approvals in the United States would likely cause us to go out of business.

The manufacture, sale, promotion and marketing of our heart monitoring products and other products we intend to develop are subject to regulation by the Food and Drug Administration (“FDA”) and similar government regulatory bodies in other countries.  As we develop or obtain new products we will be required to determine what regulatory requirements, if any, we must comply with in order to market and sell our products in the United States and worldwide.  The process of obtaining regulatory approval could take years and be very costly, if approval can be obtained at all.  If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Because we are not diversified, we are subject to a greater risk of going out of business should our single proposed product line fail.

The only business opportunities we are presently pursuing are the heart monitoring or ECG market and, later, using the same technology, the neurological brain scan or EEG market.  Unlike many established companies that are diversified, we do not presently have other businesses, properties, investments or other income producing assets upon which we could rely upon should our single product line fail, thereby increasing the risk of our going out of business.

Many of our customers will rely upon third party reimbursements from third party payors to cover all or a portion of the cost of our products.  If third party payors do not provide reimbursement for our products, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We intend to sell our heart monitoring products to individual patients and doctors, hospitals and clinics who will seek reimbursement from various third party payors, including government health programs, private health insurance plans, managed care organizations and other similar programs.  We can give you no assurance that reimbursement will be available from third party payors at all, or for more than a nominal portion of the cost of our products.

We are dependent upon Rubbermaid in providing a substantial part of our United States marketing and sales functions.  Should Rubbermaid’s performance be unsatisfactory, we may not be able to replace it given the exclusive nature of its rights to perform marketing and sales functions within the United States.  If either Signalife or Rubbermaid terminate the agreement, we would then need to develop or procure other marketing and distribution channels within the United States, which would cause delays or interruptions in our product supply and result in the loss of significant sales or customers.

In March 2006, we signed an agreement with Rubbermaid, Inc. to act as our exclusive outside sales and marketing agent within the United States for up to ten years for our Fidelity 100 Monitor System and our first Signalife Holter Monitor.  As a consequence, our ability to effectively market and distribute these products will be dependent in substantial part upon Rubbermaid’s strength and financial condition, its expertise and relationships with customers, and its interest in selling and marketing our products.  Although there are performance conditions in the governing agreement, they are relatively low and easy for Rubbermaid to attain, and we would not generally be able to terminate the agreement due to lesser-than-expected performance by Rubbermaid.  If our relationships with Rubbermaid were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell our products.  In such an event, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers.

We intend to rely upon the third-party FDA-approved manufacturers or suppliers to manufacture our heart monitoring products.  Should these manufacturers fail to perform as expected, we will need to develop or procure other manufacturing sources, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal manufacturing capability, and will rely extensively on FDA-approved licensees, strategic partners or third party contract manufacturers or suppliers.  We have recently entered into a contract manufacturing agreement with a private-label manufacturer to manufacture our Model 100 Monitors and package our Model 100 Monitor System.  We cannot give you any assurance that this contract manufacturer or any other contract manufacturer or supplier we procure will be able to supply our product in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.  Further, should we be forced to manufacture our products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers.

We are dependent for our success on a few key executive officers.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of services of our executive management team comprised of Ms. Pamela M. Bunes, our Chief Executive Officer and President, Mr. Rodney Hildebrandt, our Chief Operating Officer, and Dr. Budimir S. Drakulic, our Vice President and Chief Technology Officer.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.  Ms. Bunes and Mr. Hildebrandt are currently employed pursuant to five-year employment agreements, while Dr. Drakulic is employed as a consultant under a loan-out agreement through June 26, 2016.  None of these agreements will preclude any of these key officers from leaving the company.  We currently maintain key man life insurance policies in the amount $3 million with respect to Dr. Drakulic which will assist us in recouping some of our costs in the event of the death of that officer.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.  In such an event we would not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

Risks Relating To An Investment In Our Securities

Our common shares are sporadically or “thinly” traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares

Our common shares have historically been sporadically or “thinly” traded, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven development stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

The market price for our common shares is particularly volatile given our status as a relatively unknown development stage company with a small and thinly-traded public float, limited operating history, nominal revenues and lack of profits to date for our newly introduced products, which could lead to wide fluctuations in our share price.  The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.  The volatility in our common share price may subject us to securities litigation.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, we have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders.  In addition, as noted above, our common shares are sporadically or thinly traded.   As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price.  Secondly, we are a speculative or “risky” investment due to our limited operating history, nominal revenues and lack of profits to date, and uncertainty of future market acceptance for our products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The following factors may add to the volatility in the price of our common shares:  actual or anticipated variations in our quarterly or annual operating results;  acceptance of our products and services as viable security and technology solutions; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Since a single shareholder currently beneficially owns the majority of our outstanding common shares, that single shareholder will retain the ability to control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders.  This concentration of ownership could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

ARC Finance Group, LLC, which is owned and controlled by Ms. Tracey Hampton, owns a majority of our outstanding common shares.  As a consequence of its controlling stock ownership position, ARC Finance Group retains the ability to elect a majority of our board of directors or to remove any director, and thereby controls our management.  ARC Finance Group also has the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.  ARC Finance Group actively evaluates potential modifications to our board of directors and management, and could make such modifications—or wholesale changes—at any time if deemed to be in the company’s best interest.

The sale of a large amount of common shares held by our shareholders or our executive officers or directors, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

In addition to the shares being sold under this prospectus, there are a substantial number of common shares either currently outstanding or acquirable upon exercise of common share purchase options or warrants that may be freely sold on the public markets.  Specifically, we have previously registered under a form S-8 registration statement (1) approximately 3,800,000 common shares issuable upon the exercise of common share purchase options previously granted to selected officers, directors, consultants and advisors under our 2002 Stock Plan, and (2) approximately 5,800,000 shares reserved for prospective issuance to selected officers, directors, employees, consultants and advisors under our 2006 Omnibus Equity Compensation Plan.  We have also registered for sale a large number of shares previously purchased by investors, and/or acquirable by investors upon their exercise of previously granted common share purchase warrants.  We have also registered for sale 3,500,000 common shares held by our controlling shareholder, ARC Finance Group, LLC, to provide it with a mechanism to sell such shares on the public market should it decide to do so in view of its apparent ineligibility to sell those shares under the Rule 144 safe harbor under current SEC interpretations.  We understand that ARC Finance Group has continuously sold and plans to continue to sell shares under that registration statement, both directly under 10b-5 plans it has established or indirectly through independent trustees under blind trusts it has established, and believe that a large number of these shares remain available for sale.  A large number of our shares, both registered and unregistered, may also be sold under available resale exemptions under the federal securities laws, including Rule 144 (albeit subject to volume limitations in the case of shares held by affiliates or restricted stock held for less than two years).  We anticipate that a substantial number of the aforesaid registered and unregistered shares, whether currently held or acquired in the future by way of grant or exercise of common share purchase options or warrants, will be sold on the public markets for a number of reasons, including the need to satisfy income tax liabilities, the need to cover the purchase price of option and warrant exercises, or decisions predicated on market conditions.

A large number of common shares are issuable upon conversion of our series ’A’ preferred shares or the exercise of outstanding common share purchase options or warrants.  The conversion or exercise of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  The sale of a large amount of common shares received upon the conversion or exercise of these securities on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

There are currently outstanding as of October 4, 2006, (1) 113,578 series ’A’ preferred shares each convertible into one common share at the conversion rate of $3 per share, and (2) share purchase options and warrants entitling the holders to purchase 10,472,818 and 179,292 common shares and series ‘A’ preferred shares, respectively, at weighted average exercise prices of $2.41 and $3.60 per share, respectively.  Included in these share purchase options are a large number granted to directors, officers, employees and consultants that are subject to vesting conditions.  In the event of the conversion or exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their conversion or exercise of these securities.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.  Our issuance of additional preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled under our certificate of incorporation to issue up to 100,000,000 common and 10,000,000 “blank check” preferred shares.  After taking into consideration our common and series ‘A’ preferred shares outstanding as of October 4, 2006, we will be entitled to issue up to 60,122,703 additional common shares and 9,886,422 additional preferred shares.  Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time.  Any preferred shares we may issues shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.  It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans.  It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans.  We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

We are subject to the Delaware Business Combination Act, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to the Delaware Business Combination Act which precludes a shareholder who owns 15% or more of our shares from entering into a “business combination” involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders’ meeting.  A “business combination” is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law.  Our bylaws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus and in the various documents and reports public reports filed with the United States Securities and Exchange Commission (the “SEC”) that are referenced by this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.  You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions.  When reading any forward looking statement you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:  (1) the success of our research and development activities, the development of a viable commercial production model, and the speed with which regulatory authorizations and product launches may be achieved; (2) whether or not a market for our products develops and, if a market develops, the pace at which it develops; (3) our ability to successfully sell our products if a market develops; (4) our ability to attract the qualified personnel to implement our growth strategies; (5) our ability to develop sales, marketing and distribution capabilities; (6) our ability to obtain reimbursement from third party payors for the products that we sell; (7) the accuracy of our estimates and projections; (8) our ability to fund our short-term and long-term financing needs; (9) changes in our business plan and corporate strategies; and (10) other risks and uncertainties discussed in greater detail elsewhere in this prospectus and the various documents and reports public reports filed with SEC that are referenced by this prospectus, including those sections in those documents and reports captioned “Risk Factors” and “Plan of Operation”.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus and the various documents and reports public reports filed with SEC that are referenced by this prospectus, including our most recent annual report on form 10-KSB and quarterly report on form 10-QSB.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The proceeds from the sale of the common shares to be sold under this prospectus will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our company.  Should any selling shareholder acquire the shares to be sold by exercising common share purchase options or warrants, we would receive the proceeds from the exercise price. In such an event we anticipate we would use the proceeds of such exercise for working capital and general corporate purposes.

SELLING SHAREHOLDERS

Relationship Of Selling Shareholders To The Company

Dr. Budimir S. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002.

Common Shares To Be Sold By Selling Shareholders

The following table sets forth the total number of common shares beneficially owned or acquirable by each of the selling shareholders as of October 4, 2006, the total number of common shares they may sell under this prospectus, and the number of common shares they will own thereafter assuming the sale of all shares offered under this prospectus and further assuming no other acquisitions or dispositions of common shares.  The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The selling shareholders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

Unless otherwise stated below, to our knowledge no selling shareholder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  To our knowledge, none of the selling shareholders are a broker-dealer or an affiliate of a broker-dealer within the meaning of Rule 405.

	Common Shares Owned or Acquirable Before Sales (1)					Common Shares Owned or Acquirable After Sales (2)
Selling Shareholder	Held Outright	Underlying Options And Warrants	Total	%	Common Shares Offered For Sale	Number	%
Dr. Budimir Drakulic	350,000(3)	416,050	766,050	1.9%	350,000(3)	416,050	1.0%
John Woodbury	57,700	0	57,700	0.1%	57,700	0	—
Willie Gault	16,747	0	16,747	*	16,747	0	—
Eric Richardson	23,000	0	23,000	*	23,000	0	—
Paul Taylor	7,426	0	7,426	*	7,426	0	—
Jane Greene	4,103	75,000	79,103	0.2%	4,103	75,000	0.2%

Tracy Jones	1,776	7,500	9,276	*	1,776	7,500	*
Susan Keitt	3,063	25,000	28,063	*	3,063	25,000	*
Claire LeFrance	3,067	68,750	71,817	0.2%	3,067	68,750	0.2%
Kelly Mathews	5,122	0	5,122	*	5,122	0	—
Rajiv Singh	6,381	0	6,381	*	6,381	0	—
Alaine Sosebee	2,162	12,500	14,662	*	2,162	12,500	*
Total	480,547	604,800	1,085,347	2.7%	480,547	604,800	1.5%

*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of series ‘A’ preferred shares. There were 39,877,297 common shares outstanding as of October 4, 2006.

(2)

Assumes the sale of all common shares offered under this prospectus.

(3)

Shares held by Dr. Drakulic as assignee/distributee under consulting agreement with B World Technologies, Inc. and B Technologies, Inc.

PLAN OF DISTRIBUTION

Method of Sales Under This Prospectus

Until such time and then only for so long as our company is eligible to file a registration statement on form S-3, no selling shareholder who is an affiliate may sell under this prospectus, in any three month period, more than the number of shares which he or she could sell pursuant to SEC Rule 144(e).  That Rule stipulates that the maximum number of securities which an affiliate may sell within any three-month period under Rule 144 cannot exceed the greater of (1) 1% of the then outstanding common shares, or (2) the average weekly reported trading volume of our common shares on the public market during the four calendar weeks immediately preceding the date on which notice of the sale under Rule 144 is filed with the SEC.

Subject to the foregoing limitation, each selling shareholder who is an affiliate, and each of their respective permitted donees, transferees, pledgees or other successor-in-interest (to the extent permitted under this plan of distribution as described below), may from time to time sell any or all of their common shares offered for sale under this prospectus for cash or such other consideration or value allowed under forms S-8 and S-3:  (1) on or through any public market or trading facility on which the shares are traded including on or through the OTCBB or, to the extent then applicable, on or through any other over-the-counter market or stock exchange market or the “pink sheets”, or (2) in privately negotiated transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

one or more block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

•

in privately-negotiated transactions;

•

an exchange distribution in accordance with the rules of an exchange;

•

through the writing of options on the shares;

•

through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•

through agents; or

•

in any combination of these methods.

In addition to the foregoing methods, selling shareholders who are affiliates may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods.

Broker-dealers engaged by selling shareholders who are affiliates may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Each selling shareholder has represented to us that it does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.  Each of the selling shareholders has also represented to us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Selling shareholders who are affiliates may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the selling shareholders will attempt to sell common shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

Selling shareholders who are affiliates and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with those sales.  In such an event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the selling shareholders and/or the purchasers. Each selling shareholder has represented to us that it acquired the common shares offered for sale under this prospectus in the ordinary course of such shareholder’s business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.  We have advised each selling shareholder that it may not use shares registered under this registration statement to cover short sales of common shares made prior to the date on which this registration statement shall have been declared effective by the Commission.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale in accordance with the prospectus delivery requirements of that Act.

Selling shareholders who are affiliates may, in the alternative, sell all or any part of the shares offered by this prospectus through an underwriter.  Each selling shareholder has represented to us that he or she does not have any current agreement or understanding, directly or indirectly, with any person to distribute the common shares offered by this prospectus.  If any selling shareholder were to enter into any such agreement, the company will if required under an agreement with the selling shareholder, or may in the company’s sole discretion absent such an agreement, allow such underwriter to sell those shares under this prospectus, in which event we would be required to set forth, in a post-effective amendment to this prospectus or supplement pursuant to Rule 424(b) of the Securities Act, the following information:  (1) the number of shares being offered; (2) the terms of the offering, including the name of any selling shareholder, underwriter, broker, dealer or agent; (3) the purchase price paid by any underwriter; (4) any discount, commission and other underwriter compensation; (5) any discount, commission or concession allowed or reallowed or paid to any dealer; (6) the proposed selling price to the public; and (7) other facts material to the transaction.

Subject to any agreements with the company prohibiting any of the following actions and subject to restrictions on successors-in-interest described below, selling shareholders who are affiliates may also (1) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume, (2) sell the shares short and deliver these securities to close out their short positions, (3) loan or pledge the shares to broker-dealers that in turn may sell these securities, or (4) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M of the Exchange Act.  Regulation M may limit the timing of purchases and sales of any of the common shares offered under this prospectus by the selling shareholders and any other person distributing our common shares.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making or market stabilization activities.  Specifically, Regulation M prohibits an issuer, its shareholders or an affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period.  The restrictive period for our common shares offered under this prospectus begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  The restrictive period will begin on the effective date of this offering. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.  All of the foregoing may affect the marketability of the common shares offered for sale under this prospectus.  To the extent required by law, we may require the selling shareholders and their brokers, if applicable, to provide a letter that acknowledges compliance with Regulation M before authorizing the transfer of the shares under this prospectus.

No persons associated with us or the selling shareholders who is not a registered broker/dealer may participate in the distribution of the shares to be offered by the selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Exchange Act with respect to exemption from registration as a broker/dealer.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at any particular time.

Sales Outside Of This Prospectus

For so long as the shares offered under this prospectus by a selling shareholder remain control securities, he or she may, in lieu of or in addition to selling the offered shares under this prospectus, sell such common shares in a broker’s transaction on the public markets pursuant to Rule 144 under the Securities Act, or otherwise sell or transfer such shares in any other manner permitted under the federal securities laws.  Rule 144 is a safe harbor which permits the limited resale on the public markets of shares originally acquired in a private placement so long as the transaction is facilitated through a broker and satisfies various other conditions, including the availability of certain current public information concerning the issuer, the resale occurring following the lapse of required holding periods under 144, and the number of shares be sold during any three-month period not exceeding certain limitations.  The aforesaid volume limitations are in addition to, and not in lieu of, the volume limitation imposed upon the selling shareholders by reason of the company no being eligible to file a registration statement on form S-3.

Once the shares offered under this prospectus by a selling shareholder no longer constitute control securities, he or she may sell the shares outside of this prospectus and free of the volume limitations imposed under either this prospectus or Rule 144.

Sales Under This Prospectus By Successors-In-Interest

In the event that common share purchase options or warrants held by a selling shareholder are transferred to a successor-in-interest of a selling shareholder, including transfers by operation or law, the successor-in-interest will only be eligible to receive registered common shares under form S-8 upon exercise of the options or warrants and to sell those shares under this prospectus under the following circumstances:

•

the successor-in-interest acquires and exercises the options or warrants in his or her capacity as (1) the executor or administrator of the estate of a the former selling shareholder if he or she is deceased; (2) as the guardian of the former selling shareholder if he or she is incompetent, or (3) a similar persons authorized by law to administer the estate or assets of the former selling shareholder; or

•

the successor-in-interest is a “family member” of the former selling shareholder and acquired the option or warrant pursuant to a gift or domestic relations order.

The term “family member” is defined as any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) to the former selling shareholder, and any person sharing the former selling shareholder’s household (other than a tenant or employee).  The term “family member” also includes a trust in which the former selling shareholder or any of his or her foregoing family members have more than 50% of the beneficial interest; a foundation in which the former selling shareholder or any of his or her foregoing family members control the management of assets; and any other entity in which the former selling shareholder or any of his or her foregoing family members own more than 50% of the voting interests.

Notwithstanding the foregoing, in the event that common share purchase options or warrants held by a selling shareholder are transferred to a successor-in-interest of a former selling shareholder “for value” (as that term is defined in form S-8), the successor-in-interest will not be eligible to receive registered common shares under form S-8 upon exercise of the options or warrants or to sell such shares under this prospectus.  This would include options or warrants transferred by a former selling shareholder for value to his or her family members, with the exception of (1) options or warrants transferred to his or her spouse under a domestic relations order in settlement of marital property rights, or (2) options and warrants transferred to an entity in which more than 50% of the voting interests are owned by the former selling shareholder and/or his or her family members in exchange solely for an ownership interest in that entity.

In the event of the occurrence of any transaction pursuant to which we have a reasonable basis to believe that the common shares may not be sold under this prospectus pursuant to the rules governing permitted sales under form S-8, we reserve the right to require the selling shareholder, at his or her expense, to provide a legal opinion acceptable to the company or our legal counsel in our sole discretion or, in the alternative, a no-action letter from the SEC, to the effect that such transaction is allowable under this prospectus pursuant to those rules.

Compliance With State Securities Laws

In certain states the common shares offered by this prospectus may only be sold through registered or licensed brokers or dealers.  We have advised the selling shareholders to ensure that any underwriters, brokers, dealers or agents effecting transactions on their behalf are registered to sell securities in all fifty states.  In addition, in certain states the common shares offered by this prospectus may not be sold unless they are first registered or qualified for sale in that state or an exemption from the registration or qualification requirement is available and is complied with by the selling shareholder.  We do not presently intend to obtain qualification of the sales in any state in reliance upon exemptions from state securities registrations requirements insofar as is practicable, and make no representations or undertakings to effect “blue sky” clearance for any particular state.  Selling shareholders must contact the company or their own counsel to determine if sales are permitted in any given jurisdiction.

Distribution Expenses And Proceeds of Sale

We have agreed to pay all costs and expenses incurred in connection with the registration of the shares offered by this  prospectus including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholders and/or the purchasers participating in any sale under this prospectus will be responsible for any applicable underwriting commissions and expenses, brokerage fees and stock transfer taxes, as well as the fees and disbursements of their legal counsel and experts.  We will receive no proceeds from any resales of the shares offered under this prospectus.

Other Matters

In the event that a selling shareholder is subject to the provisions of Section 16 of the Exchange Act, he or she will remain subject to such provisions, including filing and short-swing profit disgorgement obligations, notwithstanding his or her ability to sell shares under this prospectus.  It shall be solely up to the selling shareholder to ascertain his or her obligations under Section 16, if any.

Any NASD member participating in the distribution of the shares offered under this prospectus will be subject to compliance with NASD rules and regulations, including rules governing the timely filing of documents and disclosures with the Corporate Finance Department of the NASD prior to any sales pursuant to NASD Rule 2710(b), limitations on the payment of underwriting compensation under NASD Rules 2710(c) and 2710(i), and restrictions on the sale, transfer, assignment or hypothecation of unregistered shares acquired by the member for a period of six months from the effective date of the registration statement of which this prospectus is a part pursuant to NASD Rule 2710(g).

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Termination

We may terminate this offering without notice at any time.

LEGAL MATTERS

The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus was passed upon for our company by John M. Woodbury, Jr., Esq.  This prospectus includes 57,700 restricted common shares held by Mr. Woodbury.

MATERIAL CHANGES

There have been no material changes in our affairs which have occurred since December 31, 2005 and the date of this prospectus, which have not been described in a report on Form 10-QSB or Form 8-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC.  The information incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference into this prospectus the documents listed below or excerpts therefrom, as the case may be, as well as all other documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the registration statement containing this prospectus and prior to the filing of a post-effective amendment to that registration statement which indicates that all common shares offered under this prospectus have been sold, or which deregisters all common shares offered under this prospectus then remaining unsold:

(1)

our annual report on form 10-KSB filed for our fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on April 3, 2006 pursuant to Section 13(a) of the Exchange Act of 1934, as it may be amended from time-to-time;

(2)

all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005; and

(3)

the description of our common shares contained in that section captioned “Description of Equity Securities—Common Shares” contained in our registration statement on form SB-2 (SEC file no. 333—126220) as filed with the Securities and Exchange Commission on June 29, 2005 and declared effective on July 22, 2005.

For purposes of this prospectus, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the above, information that is "furnished to" the SEC shall not be deemed "filed with" the SEC and shall not be deemed incorporated by reference into this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides shall that we shall, to the maximum extent and in the manner under Delaware corporate law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  We may also have contractual indemnification obligations under our individual agreements with our directors, officers and employees.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and shareholders.  We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on form S-8 we have filed with the SEC.  This prospectus does not contain all of the information set forth in that registration statement and the exhibits and schedules filed therewith because that information has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should refer to that registration statement and those exhibits and schedules for further information regarding our company and the common shares to be offered and sold under this prospectus.  Please also note that any statements or descriptions contained in this prospectus relating to the contents of any contract or other document are not necessarily complete, and those statements or descriptions are qualified in all respects to the underlying contract or document in each instance where it is filed as an exhibit to the registration statement.

You should rely only on the information or representations provided in this prospectus.  We have authorized no one to provide you with different information.  Neither the delivery of this prospectus nor any sale or distribution made under this prospectus shall, under any circumstances, create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

We are required to file annual reports on form 10-K or 10-KSB, quarterly reports on form 10-Q or 10-QSB, proxy statements and other reports, statements and information with the SEC prepared in accordance with the requirements of the Exchange Act.  While we mail our annual proxy materials and annual reports on form 10-K or 10-KSB to our shareholders prior to our annual meeting of shareholders, we do not mail any other periodic reports and other information to our shareholders other than in response to specific requests for these materials.

You may review and print-out the registration statement containing this prospectus as well as any other reports and statements we may file with the SEC through its website at http://www.sec.gov.  You may also inspect and copy any document we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  For obtain information about this reference room you should call the SEC at 1-800-SEC-0330.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus.  Any such person may request a copy of any document containing such information, at no cost, upon their written or oral request.  You may request such information by either writing us at our principal executive offices located at 531 South Main Street, Suite 301, Greenville, South Carolina 29601; telephoning us (864) 233-2300; or e-mailing your request to info@signalife.com.  Selected documents we file with the SEC are also available for print-out in pdf format on our corporate website at www.signalife.com.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.

Plan Information; Registrant Information And Employee Plan Annual Information

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), we will distribute an information statement containing the information specified in Part I of Form S-8 (an "Information Statement") to the holders of the securities we may have previously granted under the various stand-alone common share purchase options (the “Options”) registered under this registration statement, as well as to prospective recipients of securities under the Options.  This Information Statement and the documents we incorporate by reference into this registration statement pursuant to Item 3 of Part II below constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act pursuant to Rule 428(a)(1) under the Securities Act.  Although we have omitted this Information Statement as an exhibit to this registration statement pursuant to the instructions to Part I of Form S-8, we nevertheless incorporate it into this registration statement by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item

3

Incorporation Of Documents By Reference

We incorporate by reference into this prospectus the documents listed below or excerpts therefrom, as the case may be, as well as all other documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all common shares offered under this registration statement have been sold, or which deregisters all common shares offered under this registration statement then remaining unsold::

(1)

our annual report on form 10-KSB filed for our fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on April 3, 2006 pursuant to Section 13(a) of the Exchange Act of 1934, as it may be amended from time-to-time;

(2)

all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005; and

(3)

the description of our common shares contained in that section captioned “Description of Equity Securities—Common Shares” contained in our registration statement on form SB-2 (SEC file no. 333—126220) as filed with the Securities and Exchange Commission on June 29, 2005 and declared effective on July 22, 2005.

All documents we may file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all common shares offered under this registration statement have been sold, or which deregisters all common shares offered under this registration statement then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Notwithstanding the above, information that is "furnished to" the SEC shall not be deemed "filed with" the SEC and shall not be deemed incorporated by reference into this registration statement.

Item 4.

Description of Securities

Not applicable—the common shares to be offered and sold under this prospectus are registered under Section 12(b) of the Securities Exchange Act of 1934.

Item 5.

Interests of Named Experts and Counsel

Not applicable.

Item 6

Indemnification Of Directors And Officers

Our Certificate of Incorporation provides shall that we shall, to the maximum extent and in the manner under Delaware corporate law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  We may also have contractual indemnification obligations under our individual agreements with our directors, officers and employees.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and shareholders.  We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Item 7

Exemption From Registration Claimed

The offer and sale of the previously granted common share purchase options or warrants the underlying common shares of which are being registered under this form S-8 were exempt from the registration requirements of the Securities Act under either (1) SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act, or (2) SEC Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act.  The offer and sale under SEC Rule 506 was so exempt insofar as:  (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) pursuant to Rule 506(b)(2)(ii), each purchaser in the offering who was not accredited either alone or with his purchaser representative had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of the investment, or the company reasonably believed immediately prior to making the sale that such investor came with this description; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  The offer and sale under SEC Rule 506 was so exempt insofar as:  (1) except as stated below, none of the investors in the offering are to the company’s knowledge accredited within the meaning of Rule 501(a); (2) pursuant to Rule 505(b)(2)(i), the aggregate offering price for the offering did not exceed $5,000,000, less the offering price of all securities sold within the twelve months preceding the start of and during the offering of securities under Rule 505 or in reliance upon any exemption under Section 3(b) of the Securities Act of 1933 or in violation of Section 5 of the Securities Act of 1933; (3) pursuant to Rule 505(b)(2)(ii), there were no more than 35 non-accredited investors in the offering; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  No underwriting discounts or commissions were payable with respect to any of the offerings.

Item 8

Exhibits And Financial Statement Schedules

3.1

Restated Certificate Of Incorporation Of Signalife, Inc. filed by the Delaware Secretary of State on May 5, 2006 (1)

3.2

Restated Bylaws adopted as of May 5, 2006 (1)

4

Signalife, Inc. 2006 Stock Plan [formerly known as the Recom Managed Systems, Inc. 2002 Stock Plan] dated November 1, 2002 (2)

5.

Legal opinion by John M. Woodbury, Jr., Esq. *

23.1

Consent of legal counsel (John M. Woodbury, Jr.) (3)

23.2

Consent of Independent Registered Public Accounting Firm (Elliott Davis, LLC) *

23.3

Consent of Independent Registered Public Accounting Firm (Stonefield Josephson, Inc.) *

24

Powers of Attorney of Rodney Hildebrandt, Ellsworth Roston, Lowell T. Harmison, Jennifer Black, Norma Provencio and Rowland Perkins *

*

Filed herewith

(1)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on May 11, 2006.

(2)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2002 filed with the SEC on March 26, 2003.

(3)

Included in legal opinion filed as exhibit 5 *

Item 9

Undertakings

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act (unless incorporated by reference in this registration statement from periodic reports filed by the issuer under the Exchange Act),

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the face page of the effective registration statement (unless incorporated by reference in this registration statement from periodic reports filed by the issuer under the Exchange Act); or

(iii)

include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on October 6, 2006.

RECOM MANAGED SYSTEMS, INC.
By:	/s/ Pamela M. Bunes
Pamela M. Bunes President and Chief Executive Officer (principal executive officer)
By:	/s/ Robert C. Scherne
Robert C. Scherne Interim Chief Financial Officer (principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:	/s/ Pamela M. Bunes	President, Chief Executive Officer and Director	October 9, 2006
Pamela M. Bunes
By:	/s/ Rodney Hildebrandt*	Chief Operating Officer and Director	October 9, 2006
Rodney Hildebrandt
By:	/s/ Ellsworth Roston*	Director	October 9, 2006
Ellsworth Roston
By:	/s/ Lowell T. Harmison*	Director	October 9, 2006
Lowell T. Harmison
By:	/s/ Jennifer Black*	Director	October 9, 2006
Jennifer Black
By:	/s/ Norma Provencio*	Director	October 9, 2006
Norma Provencio
By:	/s/ Rowland Perkins*	Director	October 9, 2006
Rowland Perkins
*By:	/s/ Pamela M. Bunes	Director	October 9, 2006
Pamela M. Bunes Agent-In-Fact